                                                                   Exhibit 10.11


                        TECHNOLOGY TRANSFER, SUPPORT AND
                          ROYALTY ASSIGNMENT AGREEMENT

     THIS TECHNOLOGY TRANSFER AND SUPPORT AGREEMENT (the "Agreement") is made and entered into as of this 19th day of February, 1992 by and between THE DEMETER CORPORATION, a North Carolina corporation ("Demeter"), and JESSE M. JAYNES, PH.D., an individual residing in Baton Rouge, Louisiana ("Jaynes");


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Demeter has been organized to engage in the biotechnology industry;

     WHEREAS, Jaynes is the developer of certain synthetic protein technologies, processes and expertise; and

     WHEREAS, Demeter and Jaynes believe it would be mutually beneficial if Jaynes would transfer all of his rights and royalty interests in the technology that he owns in exchange for an ownership interest in Demeter and for Demeter to develop and commercialize such technologies with the help and support of Jaynes;

     WHEREAS, the parties hereto desire to enter into a mutually satisfactory arrangement with respect to the ownership and development of such technologies, processes and expertise;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual terms, covenants and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     The following terms, when initially capitalized, shall have the following respective meanings:

          "Affiliate", with respect to a party hereto, shall mean and refer to any entity in which a party or any of its officers, agents, employees, or spouses thereof, have a direct or indirect ownership interest of fifty percent (50%) or more, or any person or entity which directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with such party or any of its officers, agents, employees, or the spouses thereof. For purposes of this definition, "control" shall mean the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. Jaynes shall not be deemed to be an Affiliate of Demeter, and Demeter shall not be deemed to be an Affiliate of Jaynes.

          "Agreement" means this Technology Transfer, Support and Royalty Assignment Agreement.

          "Demeter's Business" means the business of developing and commercializing the Technology and Improvements on a worldwide basis.

          "Improvements" shall mean all modifications, variations, revisions, refinements, inventions and new improvements of the Technology or any preceding Improvements, and, without limiting the foregoing, all processes, machines, manufacturers or compositions of matter, applications, discoveries, show-how, know-now, techniques, methods of use, skills, knowledge, compounds, equipment design and instrumentations, formulations and other data related to the Technology or any preceding Improvements which Jaynes may conceive, discover, develop, acquire, or to which Jaynes may otherwise obtain rights during the terms of this Agreement.

          "Growth-Promoting Peptide" shall mean and refer to a peptide that spurs the development of cells.

          "Lysis" means the destruction of cells disrupting the cell membranes.

          "Lytic Peptide" shall mean and refer to a peptide which can cause lysis.

          "Peptide" shall mean and refer to bio-engineered synthetic proteins designed to perform specific organic functions.

          "Royalty Rights" means any right to payment to which Jaynes is entitled relating to Third-Party Rights in the Technology and Improvements.

          "Technology" shall mean and refer to any technologies, processes, expertise, trade secrets, know-how, confidential information, laboratory and other testing methods and results, samples, business plans, inventions, patents, patent applications, continuations in process and foreign counterparts, show-how techniques, procedures, formulations, methods of use, skills, processes, materials, machines, manufacturers, compositions of matter, applications, discoveries, methods, diagrams, flow-charts, manuals, models, concepts, ideas, computer programs, object code, source code, designs, or graphic representations and other technical and non-technical data developed by, owned by, controlled by or used by Jaynes that are related to Peptides, including without limitation Lytic Peptides and Growth-Producing Peptides, any other synthetic proteins, and other genetic engineering or bio-engineering technologies and future applications of Peptide technology in the fields of human or animal therapies, treatments or related uses, commercial biocides, and genetic transformation to improve plants. A description of potential applications of the Technology is set forth on Exhibit A, but such description shall not limit the foregoing definition of Technology.

          "Third-Party Rights in the Technology and Improvements" means any rights of third parties in the patents described on Exhibit B acquired prior to the execution of this Agreement.


                                   ARTICLE II

            Transfer Of Technology, Improvements and Royalty Rights
            -------------------------------------------------------

     2.1. Transfer of Technology, etc. In consideration of the obligations and commitments of Demeter set forth herein and of the issuance of stock described in Section 2.2 below, Jaynes hereby irrevocably transfers, assigns and conveys to Demeter the exclusive worldwide rights in the Technology and Improvements; subject, however, to Third-Party Rights in the Technology and Improvements. In addition, with respect to Third Party Rights in the Technology and Improvements, Jaynes hereby irrevocably transfers, assigns and conveys to Demeter his Royalty Rights.

     2.2. Issuance of Stock. In consideration of the transfer of the Technology, Improvements and Royalty Rights and of the obligations and commitments of Jaynes set forth herein, Demeter agrees to issue to Jaynes One Hundred Fifty (150) shares of the no par value common stock of Demeter.

     2.3. Delivery of Technology and Improvements. From time to time and as soon as practicable, Jaynes shall furnish to Demeter copies of all reports, studies, data, analyses, documents, testing procedures, laboratory methods, manuals, samples, test results, drawings, designs, software, firmware, prototypes, specifications, diagrams, flow-charts, patents, patent applications, and other written material related to the Technology and Improvements that are within the possession of Jaynes and that are necessary for Demeter to commercialize the Technology and Improvements and to carry out the purposes of this Agreement. As other such written material comes into the possession and control of Jaynes, Jaynes shall promptly furnish to Demeter copies thereof.

     2.4. Improvements. Jaynes shall promptly inform Demeter of and, subject to any obligations of Demeter pursuant to Sections 3.2 and 3.3 hereof, transfer and make available to Demeter any ideas, concepts, or Improvements made or discovered by Jaynes which relate to the Technology or which may enhance or may have potential for enhancing the commercialization of the Technology.

     2.5. Non-Use. Jaynes acknowledges that the transfer of Technology and Improvements hereunder is irrevocable and Jaynes agrees not to use any part of the Technology or Improvements; subject, however, to Third-Party Rights in the Technology and Improvements. In addition, in the event Jaynes desires in the future to transfer to a third party any part of Technology, engage in the joint development of the Technology with any third party, or use the Technology in any employment or consulting arrangement with any third party, Jaynes shall require such third-party to execute, in form and substance satisfactory to Demeter, an appropriate confidentiality and non-use agreement to ensure that such third-party does not use the Technology unless rights thereto are first obtained from Demeter.


                                  ARTICLE III

                       Support, Research and Development
                       ---------------------------------

     3.1. Support. At no cost to Demeter, Jaynes shall advise Demeter of any changes in the Technology and Improvements, including but not limited to, any discoveries or inventions that may effect the Technology or Improvements, whether developed by Jaynes or third parties, and any publicly available technologies used or which could be used in connection with the development or commercialization of the Technology or Improvements. In addition, during reasonable business hours and upon reasonable notice, Jaynes shall make himself available, for telephonic and in person support and consultation regarding all aspects of the Technology and Improvements.

     3.2. Requested Research and Development. Until such time as Jaynes becomes a full-time employee of Demeter, at Demeter's request, Jaynes will perform contract research and development to develop Improvements to the Technology. Such research and development will be based on prices agreed upon in advance of the work and documented in a written agreement between the parties. Any and all Technology and Improvements developed from such contracted research shall belong to Demeter and Jaynes shall transfer to Demeter any written materials related to the Improvements so developed in accordance with Section 2.3 hereof. Any such time, as Jaynes becomes a full-time employee of Demeter, his performance of services for Demeter will be governed by his employment contract.

                                   ARTICLE IV

                          Intellectual Property Rights
                          ----------------------------

     4.1. Filing and Maintenance of Patents. Demeter shall have the exclusive worldwide right but not the obligation, at its own cost and expense, to file for any patents encompassing all or a part of the Technology and Improvements; subject, however, to any Third-Party Rights in the Technology and Improvements. In the event Demeter elects to file for any such patents, Jaynes agrees to cooperate with and provide all reasonable assistance to Demeter in filing for such patents, including using its best efforts to obtain the consent of, and assignment to Demeter of any persons who have Third-Party Rights in the Technology and Improvements.

     4.2. Defense of the Technology Rights. Upon receipt of notice of any threatened or pending claim, suit, or cause of action whatsoever, alleging that the practice or use of the Technology or any Improvement infringes upon any valid patent or copyright or is otherwise invalid, the party hereto receiving said notice shall so inform the other party. Demeter shall have the right but not the obligation to investigate and defend the claim at its own cost and expense. Jaynes shall provide Demeter with all necessary support and assistance reasonably required in investigating, protecting, and defending any claim with respect to the practice or use of the Technology or any Improvement and Demeter agrees to pay Jaynes fair compensation plus out-of-pocket expenses incurred in connection with providing such support and assistance.

     4.3. Protection Against Infringement. Upon receipt of any information supporting a claim that any third-party in infringing on any protectable aspect of the Technology or any Improvement, the party hereto receiving such notice shall so inform the other party. Demeter shall have the right but not the obligation to take any necessary or appropriate actions, at its own expense, to prevent the infringement of any protectable aspect of the Technology or any Improvement. Jaynes agrees to provide Demeter with all necessary support and assistance reasonably required in investigating and precluding infringement of the Technology or any Improvement and Demeter agrees to pay Jaynes fair compensation plus out-of-pocket expenses incurred in connection with providing such support and assistance.

                                   ARTICLE V

                      Confidentiality and Non-Competition
                      -----------------------------------

     5.1. Confidential Information. (a) It is contemplated that during the course of performance of this Agreement, the parties hereto may from time to time disclose their confidential or proprietary information (as defined in subsection (b) below) to the other. Each party agrees that any confidential or proprietary information received from another party will not be disclosed to third parties without the prior written consent of such other party, and that each party shall take all reasonable steps to prevent disclosure to third-parties of the other party's confidential or proprietary information. Each party also agrees not to use such information except for purposes related to its obligations hereunder without first obtaining the prior written consent of the other party.

     (b) As used herein the term "confidential or proprietary information" shall include, but not be limited to, all information concerning the Technology or any Improvement disclosed by one party to the other party pursuant to this Agreement, and all other information which is disclosed in writing and identified as being confidential, or if disclosed orally, which is reduced to writing within 30 days of oral disclosure and identified as being confidential. Confidential or proprietary information shall not include information which:

          (i) was known to the recipient prior to the date of the disclosure thereof unless covered by a prior confidentiality agreement;

          (ii) was known to the public or generally available to the public prior to the date of the disclosure to the recipient;

          (iii) becomes available to the public or generally available to the public subsequent to the date it was received through no act or failure on the part of the recipient;

          (iv) materially corresponds in substance to information disclosed or made available to the recipient any time by a third party having a bona fide right to disclose or make available the same;

          (v) is required to be disclosed to a governmental agency for the purpose of securing essential or desirable authorizations, privileges or rights from governmental agencies, provided that the agency is itself not required to maintain the information as confidential by contract or operation of law;

          (vi) is subsequently and independently developed by employees of the receiving party who had no access to the confidential information and who had no knowledge of the confidential information disclosed; or

          (vii) is required to be disclosed for the purpose of filing or prosecuting patent or copyright applications, or carrying out any litigation concerning the Technology or any Improvements, but this information shall not be considered a waiver of confidentiality with respect to any information which is subject to the attorney-client privilege.

     5.2. Non-Competition of Jaynes. Jaynes agrees that he shall not, directly or indirectly, either in his own capacity or as an agent, partner, shareholder, investor or in any other capacity, participate or engage in, or assist others in participating or engaging in a business which competes with Demeter's Business.

     5.3. Remedies. In the event of a breach or threatened breach of this Agreement, the damaged or threatened party shall have and may exercise any and all of the rights and remedies available at law or otherwise, including, but not limited to, obtaining an injunction from a court of competent jurisdiction enjoining or restraining the disclosure of confidential or proprietary information from committing any such violation, and each of the parties hereto hereby consents to the issuance of such injunction.


                                   ARTICLE VI

                 Representations and Warranties of Transferors
                 ---------------------------------------------

     6.1. Capacity. Jaynes has all requisite power and capacity necessary to enter into this Agreement.

     6.2. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by Jaynes and consummation of the transactions contemplated hereby will not violate any law or judicial or administrative order to which Jaynes is subject or any contractual obligation binding upon Jaynes, and to the best of Jayne's knowledge, the execution, delivery and performance of this Agreement by Jaynes and the consummation of the transactions contemplated hereby do not require the consent or approval of any person or public authority not already obtained.

     6.3. Non-Interference. Jaynes represents and warrants that, to the best of his knowledge, Demeter's entering into and enforcing of this Agreement does not and will not constitute any interference with the advantageous contractual relationship that any third-party has with Jaynes.

     6.4. Non-Infringement. Except with respect to Third Party Rights in Technology and Improvements, Jaynes represents and warrants that he is not aware of any rights in any third parties that would be violated by Demeter's use and practice of the Technology and Improvements transferred hereunder or that such use and practice will infringe any valid U.S. or foreign patent.

     6.5. Ownership. Jaynes represents and warrants that, except as set forth in Exhibit B hereto, he has the rights to transfer to Demeter the Technology as set forth herein, and that such rights are not the subject of any encumbrance, lien or claim of ownership by any third party. In addition, except as set forth in Exhibit B hereto, Jaynes has not previously transferred or licensed the Technology or any part thereof and all of the patent and other intellectual property rights with respect to the Technology and Improvements which Jaynes owns or has rights to as of the date of this Agreement have been validly transferred to Demeter under this Agreement. In executing and carrying out this Agreement, Jaynes is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any present or former employer of Jaynes.

     6.6. Litigation. Jaynes has not received any notice of any claim from any person asserting that any of the Technology infringes or may infringe any patent or other proprietary rights of any person. Jaynes is not aware of any infringement by others of any of the Technology or any violation of the confidentiality of any of their proprietary information. There are not any actions, suits or proceedings pending or, to the knowledge of Jaynes, threatened, against Jaynes before a court, arbiter, or any other governmental or non-governmental department, commission, board, bureau, agency or instrumentality which could affect the Technology or Improvements or Jaynes' interest in either of them or the ability of Jaynes to perform his obligations under this Agreement.

     6.7. Disclosure. To the best of his knowledge, no representation or warranty by Jaynes in this Agreement, nor any statement made or documents provided to Demeter by or on the behalf of Jaynes in the course of Demeter's investigation process of deciding to enter this Agreement, contains any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements not misleading. Jaynes does not know of any act that has not been disclosed to Demeter that materially or adversely affects or, so far as Jaynes can reasonably foresee, may materially or adversely affect the Technology.


                                  ARTICLE VII

                  Representations and Warranties of Transferee
                  --------------------------------------------

     7.1. Due Incorporation, Existence. Demeter is a corporation duly organized and validly existing under the laws of the State of North Carolina with all requisite power necessary to enter into this Agreement.

     7.2. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by Demeter and consummation of the transactions contemplated hereby have been duly and effectively authorized by all necessary corporate action. To the best of Demeter's knowledge, the execution, delivery and performance of this Agreement by Demeter and the consummation of the transactions contemplated hereby do not require the consent or approval of any person or public authority not already obtained.

     7.3. Issuance of Stock. Demeter represents and warrants that upon the issuance to Jaynes of the 150 shares of common stock of Demeter pursuant to
Section 2.2. hereof, such shares will be duly authorized, validly issued, fully paid and nonassessable.


                                   ARTICLE VI

                                    General
                                    -------

     8.1. Term. The term of this Agreement shall begin on the date hereof and, unless earlier terminated by a writing signed by each of the parties hereto, shall continue in effect until February 18, 2002; provided, however, that in any event Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, and 5.1 shall survive termination of this Agreement.

     8.2. Further Assurances. Each party when requested to do so by the other party, shall execute, acknowledge, and deliver all such instruments or assignment, transfer and conveyance, and any such further instruments and documents as may be necessary and desirable to carry out the purposes of this Agreement.

     8.3. No Agency or Partnership. It is understood that in giving effect to this Agreement, Demeter shall not be an agent or partner of Jaynes for any purpose and that its relationship to Jaynes shall be that of an independent contractor. Demeter shall not have the right to enter into contracts, nor incur expenses or liabilities, on behalf of Jaynes. Similarly, it is understood that in giving effect to this Agreement, Jaynes shall not be an agent or partner of Demeter for any purpose and that his relationship to Demeter shall be that of an independent contractor. Jaynes shall not have the right to enter into contracts or incur expenses or liabilities on behalf of Demeter.

     8.4. Assignment. This Agreement will be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto but none of the parties may assign its or his rights in this Agreement without the prior written consent of the other parties; provided, however, that Demeter may, without obtaining the prior written consent of Jaynes, assign its rights in this Agreement to any Affiliate or to any corporation with which it may merge or consolidate or to any corporation to which it may transfer all or substantially all of its assets, if such entity assumes all of the obligations and liabilities of Demeter under this Agreement. Upon any such assignment or transfer, Demeter shall be relieved of liability hereunder.

     8.5. Severance. In the event any term or provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, then, unless such term or provision goes to the root of this Agreement, this Agreement shall continue in full force and effect except that the term or provision shall be deemed to be excised herefrom and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal, or unenforceable, had never been contained herein.

     8.6. Compliance with Law. The rights and obligations set forth in this Agreement shall be subject to all laws, both present and future, of any governmental body having jurisdiction over either of the parties hereto or the subject matter hereof, and to orders, regulations, directions or the like of such governmental body or any department, agency or corporation thereof. If such laws or regulations necessitate the amending of any terms of this Agreement with respect to any country in order to maintain the validity of this Agreement in that country, the parties hereto agree to meet promptly and negotiate in good faith concerning the terms which require amendment to bring the Agreement into compliance with the laws of such country.

     8.7. Arbitration. Except as to issues relating to the validity, construction or effect of any patent licensed hereunder, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration under the rules of the American Arbitration Association then obtaining; provided, however, that any request for arbitration is filed within 180 days from the date that the party seeking relief knew or through the exercise of due diligence should have known of the facts giving rise to the dispute. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in any court of competent jurisdiction.

     8.8. Indemnification. Demeter, on the one hand, and Jaynes, on the other hand, shall at all times during the term of this Agreement and thereafter indemnify, defend and hold the other harmless against all damages, losses, claims and expenses, including legal expenses and reasonable attorneys' fees, incurred as a result of the failure of any representation or warranty contained in this Agreement or as a result of the breach of any term or condition hereunder.

     8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     8.10. Notice. Notice hereunder shall be in writing and shall be deemed to have been duly given (i) when personally delivered to a party; (ii) when sent via facsimile to a party but only if a written or facsimile acknowledgment of receipt is received by the sending party; or (iii) when delivered Federal Express, Airborne Express or an other commercial courier which maintains delivery information or five (5) days following the date when placed in the United States mails and forwarded by registered or certified mail, in each such case, duly addressed as follows:

     if to Demeter:           The Demeter Corporation
                              6916 Turkey Farm Road
                              Chapel Hill, North Carolina 27514
                              Attention: James R. Ladd, President

     with copies to:          Daniels & Daniels, P.A.
                              1000 Park Forty Plaza, Suite 280
                              Durham, North Carolina 27713
                              Attention: Walter E. Daniels

     or if to Jaynes:         Jesse M. Jaynes
                              1332 Beckenham Drive
                              Baton Rouge, Louisiana 70808

or in either case, to such other address as either party shall previously have designated by written communication to and actual receipt by the other party.

     8.11. Waiver. The failure of a party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     8.12. Captions. The captions used in this Agreement are for convenience only and shall not be construed as being part of this Agreement.

     8.13. Merger and Amendment. This Agreement represents the entire understanding between the parties, and supersedes all previous agreements, express or implied, between the parties concerning the Technology or any other subject matter of this Agreement. This Agreement may not be amended or modified except pursuant to a writing executed by both parties.

     8.14. Multiple Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be and have the force and effect of an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers effective as of the day and year first written above.


ATTEST:                                         THE DEMETER CORPORATION


/s/ D. C. GUTHRIE                               By: /s/ JAMES R. LADD
------------------------                            --------------------------
    Secretary                                           James R. Ladd,
                                                        President


(Corporate Seal)


WITNESS:

/s/ D. C. GUTHRIE                                   /s/ JESSE M. JAYNES (SEAL)
------------------------                            --------------------------
                                                        Jesse M. Jaynes

                                   APPENDIX B

                                   APPENDIX B


                              PATENT APPLICATIONS


1. Jaynes and Derrick, "Method for Introduction of Disease and Pest Resistance Into Plants and Novel Genes Incorporated Into Plants Which Code Therefor," United States patent application S.W. 07/373,623, filed June 29, 1989 (Continuation of U.S. Serial No. 889,225 filed July 25, 1986).

2. Jaynes and Derrick, "Plants Genetically Enhanced for Disease Resistance," United States patent application S.W., 07/646,449, filed January 25, 1991 (Continuation of U.S. Serial No. 115,941 filed November 2, 1987).

3. Jaynes, Enright and White, "Therapeutic Antimicrobial Polypeptides, Their Use and Methods for Preparation," United States patent application S.W. 07/049,683 filed July 6, 1987.

4. Jaynes, Enright, White and Jeffers, "Inhibition of Eucaryotic Pathogens and Neoplasms and Stimulation of Fibroblasts and Lymphocytes with Lytic Peptides," United States patent application S.W. 07/102,175 filed September 29, 1987.

5. Jaynes, "Lytic Peptides: Their Use in the Treatment of Microbial Infection, Cancer and in the Prevention of Drymouth," United States patent application S.W. 07/336,181, filed April 10, 1989 (Continuation -in-part of U.S. Serial No. 102,175, filed September 29, 1987 and of U.S. Serial No. 069,653, filed July 6,
1987).

     Patent applications also include foreign patent filings entitled to priority based on any of the patent applications defined above.